UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2018

HARROW HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12264 El Camino Real, Suite 350
San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 704-4040

Imprimis Pharmaceuticals, Inc.
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

Name Change

On December 27, 2018, Harrow Health, Inc. (formerly, Imprimis Pharmaceuticals, Inc.) (the “Company”) amended its restated certificate of incorporation (“Amendment”) to change its corporate name from “Imprimis Pharmaceuticals, Inc.” to “Harrow Health, Inc.”

The name change was previously approved by the Board of Directors. The shareholders, under Delaware General Corporation Law, were not required to approve the name change.

The stockholders do not need to take any action as a result of the name change, including that there is no need to exchange their certificates representing their shares of common stock. The current stock certificate will continue to represent their ownership interest in the Company. Stockholders, however, may return their certificates to the transfer agent for the Company and obtain an updated certificate.

A copy of the Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K.

The press release relating to the name change being completed and reflected on The NASDAQ Capital Market is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01 Other Events

Symbol Change

The trading symbol reflecting the new name for the company, for the common stock of the Company, on The NASDAQ Capital Market is HROW.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Item	Description

3.1	Amendment to the Restated Certificate of Incorporation for the name change, filed as of December 27, 2018

99.1	Press Release issued by Harrow Health, Inc. on December 31, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imprimis Pharmaceuticals, Inc.

Date: December 31, 2018	By:	/s/ Andrew R. Boll
	Name:	Andrew R. Boll
	Title:	Chief Financial Officer